UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 30, 2010

Date of Report (Date of earliest event Reported)

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 23, 2010 L & L Energy, Inc. (the “Company”) entered into an agreement to provide a bridge loan of up to $3 million to Bowie Resources, LLC, which owns and operates the Bowie Mine, a Colorado-based coal mine (“Bowie”).  The loan carries an interest rate of 9% per annum, and the Company was granted an option to acquire up to 9% of the fully-diluted  equity interest in Bowie for nominal consideration, subject to certain conditions.  Additionally, the Company holds co-senior status with Bowie’s only other secured creditor, GE Energy Financial Services.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: November 30, 2010	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer